INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the incorporation by reference in Registration Statement Nos. 33-11718 and 33-60928 of 4Kids Entertainment, Inc. on Form S-8 of our report dated March 18, 1997 appearing in this Annual Report on Form 10-K of 4Kids Entertainment, Inc. for the year ended December 31, 1996.




Deloitte & Touche LLP
New York, NY
March 31, 1997